SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Event Requiring Report: December 1, 2003


                              ENERGY PRODUCERS, INC.
             (Exact name of registrant as specified in its charter)


              Nevada                  000-32507              88-0345961
      (State of Incorporation) (Commission File Number)    (IRS Employer
                                                         Identification No.)


                          Dennis R. Alexander, President
                              Energy Producers, Inc.
          7944 E. Beck Lane, Suite 200, Scottsdale, Arizona 85260-1774
          ------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (480) 778-0488
                    ----------------------------------------
              (Registrant's telephone number, including area code)

Item 1.   Changes in Control of Registrant


a) Effective December 1, 2003, the Registrant and International Group Holdings Inc. ("IGH") have entered into a definitive Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Registrant will acquire one hundred percent (100%) of the common stock, assets and liabilities of IGH, including its wholly-owned subsidiary, International Yacht Sales Group, Ltd., a limited liability company of England and Wales. As of December 1, 2003, IGH and its subsidiary became wholly-owned subsidiaries of the Registrant.

      Under the terms of the Merger Agreement and subject to stockholder approval, IGH's stockholders will receive one restricted share of the Registrant's common stock for each IGH share outstanding.

      Following the transaction, the Registrant's stockholders will own approximately 17,357,352 shares or 49.69 percent of the combined company and IGH's stockholders will own 17,576,071 shares or 50.31 percent of the combined company.

      It is believed that upon the final calculations and adjustments made in accordance with the Merger Agreement, the IGH shareholders will represent the minority position in the Registrant.

b) There are no arrangements known to the Registrant, including any pledge by any person, of securities of the Registrant, the operation of which may, at a subsequent date, result in a change in control of Registrant.


Item 7.  Financial Statements and Exhibits

   a) The financial statements required by this item will be filed within the prescribed time.

   b) The pro forma financial statements required by this item will be filed within the prescribed time.

   c) Exhibits

Exhibit         Description

2.1         Agreement for the Exchange of Common Stock, dated December 1, 2003

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                       By:   /s/  Dennis R. Alexander
                                             ------------------------
                                                  Dennis R. Alexander
                                                  President

Date:  December 5, 2003